Exhibit 99.1

TS Innovation Acquisition Corp. Stockholders Approve

Business Combination with Latch, Inc.

Nasdaq Ticker Symbol to Become “LTCH” starting on June 7, 2021

NEW YORK, JUNE 3, 2021 — TS Innovation Acquisitions Corp. (NASDAQ: TSIA), a special purpose acquisition company sponsored by an affiliate of leading global real estate developer, owner and investor Tishman Speyer, announced today that its stockholders have approved its business combination with Latch, Inc. (Latch), maker of the full-building enterprise software-as-a-service (SaaS) platform LatchOS.

At a special meeting of TSIA stockholders held today, approximately 98% of the votes cast, representing approximately 69% of TSIA’s outstanding shares, approved the proposed business combination with Latch.

Following an anticipated closing on June 4, 2021, the combined company’s common stock and warrants will be listed on the Nasdaq Global Select Market and will begin trading under the ticker symbols “LTCH” and “LTCHW”, respectively, on June 7, 2021. Latch expects to receive $453 million in cash, net of fees and expenses to be funded in conjunction with the closing of the business combination, which includes $190 million from a previously-announced private placement.

The proceeds will be used to fund growth initiatives, including increasing the number of units on its platform, spreading to new geographies and expanding to additional asset classes. Latch recently announced the launch of LatchOS for Offices and Latch Visitor Express at Rockefeller Center, the Empire State Building and Brookfield Place. Latch recently reported strong operating and financing performance during the first quarter of 2021 with a sharp acceleration in bookings and net revenue.

“Our vision, from day one, has been to leverage Tishman Speyer’s global real estate platform and investment expertise in support of an innovative technology company poised for exponential growth,” said TSIA CEO and Chairman Rob Speyer, who also serves as the President and CEO of Tishman Speyer. “We are grateful to our stockholders for sharing our confidence in Latch’s exceptional leadership team and differentiated business model. We look forward to continuing to serve as an accelerator, thought partner and incubator to Latch.”

A Form 8-K disclosing the full voting results will be filed with the Securities and Exchange Commission on June 3, 2021.

About TS Innovation Acquisitions Corp.

TS Innovation Acquisitions Corp., a Delaware corporation, is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Tishman Speyer Properties, L.P. (“Tishman Speyer”), a leading owner, developer, operator and investment manager of first-class real estate in 28 key markets across the United States, Europe, Asia and Latin America, has sponsored TS Innovation Acquisitions Corp. through its affiliate TS Innovation Acquisitions Sponsor, L.L.C.

About Latch, Inc.

Latch makes spaces better places to live, work, and visit through a system of software, devices, and services. More than one in ten new apartments in the U.S. are currently being built with Latch products, serving customers in more than 35 states through its flagship full-building operating system, LatchOS. For more information, please visit www.latch.com.

About Tishman Speyer (www.tishmanspeyer.com)

Tishman Speyer is a leading owner, developer, operator and investment manager of first-class real estate in 28 key markets across the United States, Europe, Asia and Latin America. We develop, build and manage premier office, residential and retail spaces for industry-leading tenants, as well as state-of-the-art life science centers through our Breakthrough Properties venture. With global vision, on-the-ground expertise and a personalized approach, we are unparalleled in our ability to foster innovation, quickly adapt to global and local trends and proactively anticipate our customers’ evolving needs. By focusing on health and wellness, enlightened placemaking and customer-focused initiatives such as our tenant amenities platform, ZO., and our flexible space and co-working brand, Studio, we tend not just to our physical buildings, but to the people who inhabit them on a daily basis. Since our inception in 1978, Tishman Speyer has acquired, developed, and operated 453 properties, totaling 210 million square feet, with a combined value of approximately $113 billion (U.S.). Our current portfolio includes such iconic assets as Rockefeller Center in New York City, The Springs in Shanghai, TaunusTurm in Frankfurt and the Mission Rock neighborhood currently being realized in San Francisco.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Latch and TSIA, including statements regarding the benefits of the transaction, the anticipated timing of the transaction, the services offered by Latch and the markets in which it operates, and Latch’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of TSIA’s Registration Statement on Form S-1, the proxy statement/prospectus filed by TSIA with the SEC in connection with the business combination, and other documents filed by TSIA from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Latch and TSIA assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Latch nor TSIA gives any assurance that either Latch or TSIA will achieve its expectations. The inclusion of any statement in this communication does not constitute an admission by Latch or TSIA or any other person that the events or circumstances described in such statement are material.

CONTACTS

Eric Kuo

ekuo@rubenstein.com

718-753-8833

Rick Matthews

rmatthews@rubenstein.com

862-266-4779